EXHIBIT 10.1

SECOND AMENDMENT TO

THE

EMPLOYMENT LETTER AGREEMENT

OF

GERALD A. FAWCETT

This SECOND AMENDMENT TO THE EMPLOYMENT LETTER AGREEMENT OF GERALD A. FAWCETT (“Amendment”) is made and entered into effective May 9, 2012, by and between GERALD A. FAWCETT (“Employee”) and BUSINESS STAFFING, INC. (the “Company”).

RECITALS

A. Employee is currently employed by the Company pursuant to that certain employment letter agreement dated January 13, 1998 to be effective as of January 16, 1998, as amended by that First Amendment to Employment Letter Agreement dated May 11, 2011, (“First Amendment”) (collectively as amended, the “Employment Agreement”).

B. Employee and the Company desire to modify the Employment Agreement to reflect an adjustment in the amount of Employee’s possible bonus upon a completed sale of the Eagle Mountain landfill project under certain circumstances as described herein.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged.

1. AMENDMENT OF BASE SALARY AND BONUS PARAGRAPH. The “Base Salary and Bonus” is amended by the deletion of the last two sentences at the end of such paragraph that were added by the First Amendment and substituting therefore the following new sentences at the end of such paragraph:

“However, Employee shall be entitled to a bonus for upon the sale of the Eagle Mountain landfill project if the landfill project is sold during that period of time Employee is an active member of the Board of Managers of Kaiser Ventures LLC or within two years after Employee is no longer actively serves on the Board of Managers of Kaiser Ventures LLC. Such bonus shall be on the same terms and conditions that result in a distribution on the Company’s Class B Units, with the amount of such bonus being calculated as if Employee owned 75,000 Class B Units but the maximum amount of such bonus shall not exceed $75,000.”

2. RATIFICATION OF EMPLOYMENT AGREEMENT AS AMENDED. The Employment Agreement is not amended in any respect except as expressly provided herein, and the Employment Agreement as amended by this Amendment is hereby ratified and approved in all respects.

3. GOVERNING LAW. This Amendment shall be governed by and construed in accordance with the laws of the State of California.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to the Employment Agreement to be effective as of the day and year first written above no withstanding the actual date of signature.

“EMPLOYEE”		THE “COMPANY”
GERALD A. FAWCETT		BUSINESS STAFFING, INC.

By:	/s/ Gerald A. Fawcett	By:	/s/ Richard E. Stoddard
	Gerald A. Fawcett		Richard E. Stoddard
President

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